As filed with the Securities and Exchange Commission on August 18, 2014

Registration No. 333-171328

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST EFFECTIVE AMENDMENT NO. 1 TO

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TAYLOR CAPITAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	36-4108550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9550 West Higgins Road

Rosemont, Illinois 60018

(847) 653-7978

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jill E. York

Vice President and Chief Financial Officer

MB Financial, Inc.

800 West Madison Street

Chicago, Illinois 60607

(888) 422-6562

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy of communications to:

Craig M. Scheer, P.C.

Silver, Freedman, Taff & Tiernan LLP

3299 K Street, N.W., Suite 100

Washington, D.C.  20007

(202) 295-4500

(202) 337-5502 (fax)

Approximate date of commencement of proposed sale to the public: Not applicable.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment relates to the following Registration Statement on Form S-3 (the “Registration Statement”) of Taylor Capital Group, Inc., a Delaware corporation (the “Registrant”):

File No. 333-171328, pertaining to the registration of shares of the Registrant’s common stock and preferred stock.

On July 14, 2013, the Registrant entered into an Agreement and Plan of Merger (as amended by the amendment thereto entered into on June 30, 2014, the “Merger Agreement”) with MB Financial, Inc., a Maryland corporation (“MB Financial”).   Effective August 18, 2014, pursuant to the Merger Agreement, the Registrant merged with and into MB Financial (the “Merger”), with MB Financial as the surviving corporation and as the successor in interest to the Registrant following the Merger.

In connection with the consummation of the Merger, the offering pursuant to the Registration Statement has been terminated.  In accordance with undertakings made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities which remain unsold at the termination of the offering, the Registrant hereby removes from registration the securities of the Registrant registered but unsold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Chicago, State of Illinois, on the 18th day of August, 2014.  No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

MB FINANCIAL, INC., AS SUCCESSOR TO
TAYLOR CAPITAL GROUP, INC.

By:	/s/ Jill E. York
Jill E. York
Vice President and Chief Financial Officer